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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 4, 2010 (September 29, 2010)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000
Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2010, U-Store-It Trust and U-Store-It, L.P., the limited partnership through which we own our assets and conduct our operations, entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Facility”) with Wells Fargo Securities, LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.  The $450 million Amended Credit Facility amends and restates in its entirety the $450 million secured credit facility that we entered into on December 8, 2009.

The Amended Credit Facility matures on December 7, 2013 and consists of a $200 million unsecured term loan and a $250 million unsecured revolving credit facility.  At closing, the $200 million term loan was outstanding and there were no outstanding draws on the revolver.

Pricing on the Amended Credit Facility ranges, depending on our leverage levels, from 3.25% to 3.75% over LIBOR, with no LIBOR floor.  If we receive an investment grade rating, then pricing on the Amended Credit Facility ranges, depending on the investment grade rating, from 1.90% to 3.00% over LIBOR, with no LIBOR floor.  Principal amounts borrowed under the term loan that we repay may not be re-borrowed.

We, along with our subsidiaries, YSI I, LLC; USI II, LLC and YSI XXIX, L.P., have fully and unconditionally guaranteed borrowings under the Amended Credit Facility.

The Amended Credit Facility contains customary affirmative and negative covenants and also contains financial covenants that, among other things, require us to comply with leverage, liquidity and net worth tests.  The lenders may accelerate amounts outstanding under the Amended Credit Facility upon the occurrence of an event of default, including our failure to pay amounts due or filing of bankruptcy proceedings.

The amount available to be advanced from time to time under the revolving credit facility portion of the Amended Credit Facility is subject to conditions, including satisfaction of financial covenants.

The foregoing description of the Amended Credit Facility is qualified in its entirety by the full terms and conditions of the Amended Credit Facility, a copy of which we have attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

The information reported in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement dated as of September 29, 2010 by and among U-Store-It, L.P., U-Store-It Trust, Wells Fargo Securities, LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: October 4, 2010
	By:	/s/ Timothy M. Martin
	Name:	Timothy M. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amended and Restated Credit Agreement dated as of September 29, 2010 by and among U-Store-It, L.P., as Borrower, U-Store-It Trust, Wells Fargo Securities, LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners